Exhibit 10.1
Execution Version

AMENDMENT NO. 1 TO LIMITED GUARANTY AND
INDEMNITY AGREEMENT

AMENDMENT NO. 1 to LIMITED GUARANTY AND INDEMNITY AGREEMENT
(this “Amendment”) dated as of June 19, 2024 (the “Effective Date”), by and among (a) BASTION FUNDING VI LP, a Delaware limited partnership, as Administrative Agent (“Agent”) and (b) SEZZLE INC., a Delaware corporation (“Limited Guarantor”).

WHEREAS, Sezzle Funding SPE II LLC (“Debtor”), the Agent and the Lenders party thereto (“Lenders”) have entered into a Revolving Credit and Security Agreement dated as of April 19, 2024 (as amended from time to time, the “Loan Agreement”) pursuant to which the Lenders extended a credit facility to Debtor on the terms and conditions described therein.

WHEREAS, as required by the Loan Agreement, Guarantor and Agent have entered into a Limited Guaranty and Indemnity Agreement dated as of April 19, 2024 (as amended from time to time, the “Limited Guaranty”); and

WHEREAS, Guarantor and Agent desire to amend the Limited Guaranty in the manner and to the extent set forth in this Amendment; and

NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Amendments to the Loan Agreement. As of the Effective Date, Section 9(m) is amended and restated as follows:

(m) Limited Guarantor shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so, unless (a) no Default or Event of Default has occurred or is continuing or shall occur from the making of such Restricted Payment, (b) Limited Guarantor’s cumulative retained earnings are positive commencing with April 1, 2024 and
(c) such Restricted Payment does not exceed 50% of Limited Guarantor’s earnings on a trailing twelve (12) month basis; provided, however, that (a) Limited Guarantor’s $5,000,000 stock repurchase program that commenced prior to the Closing Date shall be allowed to continue after the Closing Date, (b) Limited Guarantor shall be permitted to repurchase Equity Interests of Limited Guarantor or of any warrants of the same in an aggregate amount not to exceed $3,000,000, and (c) Limited Guarantor may continue to hold back shares of its common stock issuable upon the vesting of any incentive award issued under Limited Guarantor’s equity incentive plans or permit a participant thereunder to tender previously-owned shares of common stock in satisfaction of tax or other withholding requirements so long as no Default or Event of Default has occurred and is continuing or shall occur as a result of Limited Guarantor paying withholding taxes on behalf of such participant therefor.

2.Representations and Warranties of the Limited Guarantor hereby represents and warrants as follows:

(a)This Amendment and the Limited Guaranty as modified hereby constitute legal, valid and binding obligations of Limited Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the Effective Date and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of Limited Guarantor set forth in the Limited Guaranty are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) only as of such specified date).

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Exhibit 10.1
3.Reference to and Effect on the Loan Agreement.

(a)Except as specifically amended by this Amendment, the Limited Guaranty and all other Facility Documents, instruments and materials executed and delivered pursuant to the Loan Agreement shall remain in full force and effect and are hereby ratified andconfirmed.

(b)Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, nor constitutes a waiver of any provision of the Limited Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(c)This Amendment is a Facility Document.

4.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

5.Headings. Section headings in this Amendment are included herein for convenience of reference onlyand shall not constitute a part of this Amendment for any other purpose.

6.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

7.Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of such document.

8.Definitions. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

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Exhibit 10.1
IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Limited Guaranty to be executed by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

BASTION FUNDING VI LP
By: Bastion GP VI LLC, its general partner

By: /s/ John J. Braden     Name: John J. Braden
Title: Manager

LIMITED GUARANTOR:
SEZZLE INC.

By: /s/ Karen Hartje     Name: Karen Hartje
Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Limited Guaranty

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